FORM OF

                        WARRANT TO PURCHASE COMMON STOCK

                                       OF

                  FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

         This is to Certify That, FOR VALUE RECEIVED, [NAME], or assigns ("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Fusion Telecommunications International, Inc., a Delaware corporation
("Company"), [NUMBER OF WARRANTS] (__________) fully paid, validly issued and non-assessable shares of Common Stock of the Company ("Common Stock") at a price equal to [PRICE] ($____) per share ("Exercise Price") at any time or from time to time from the date hereof until [DATE THE WARRANTS EXPIRE] (the "Exercise Period"), subject to adjustment as set forth herein. The number of shares of Common Stock to be received upon the exercise of this Warrant and the Exercise Price for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares".

         (a)      EXERCISE OF WARRANT; CANCELLATION OF WARRANT.

                  (1) This Warrant may be exercised in whole or in part at any time or from time to time during the Exercise Period, provided, however, that (i) if such day is a day on which banking institutions in the State of New York are authorized by law to close, then on the next succeeding day which shall not be such a day, and (ii) in the event of any merger, consolidation or sale of substantially all the assets of the Company as an entirety, resulting in any distribution to the Company's stockholders, prior to the last day of the Exercise Period, the Holder shall have the right to exercise this Warrant commencing at such time through the last day of the Exercise Period into the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock into which this Warrant might have been exercisable immediately prior thereto. This warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the Warrants, but not later than seven (7) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificate for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the

         Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

                  (2) At any time during the Exercise Period, the Holder may, at its option, exercise this Warrant on a cashless basis by exchanging this Warrant, in whole or in part (a "Warrant Exchange"), into the number of Warrant Shares determined in accordance with this Section
         (a)(2), by surrendering this Warrant at the principal office of the Company or at the office of its stock transfer agent, accompanied by a notice stating such Holder's intent to effect such exchange, the number of Warrant Shares to be exchanged and the date on which the Holder requests that such Warrant Exchange occur (the "Notice of Exchange"). The Warrant Exchange shall take place on the date specified in the Notice of Exchange or, if later, the date the Notice of Exchange is received by the Company (the "Exchange Date"). Certificates for the shares issuable upon such Warrant Exchange and, if applicable, a new warrant of like tenor evidencing the right of the Holder thereof to purchase the balance of the shares remaining subject to this Warrant, shall be issued as of the Exchange Date and delivered to the Holder within seven (7) days following the Exchange Date. In connection with any Warrant Exchange, this Warrant shall represent the right to subscribe for and acquire the number of Warrant Shares equal to (i) the number of Warrant Shares specified by the Holder in its Notice of Exchange (the "Total Number") less (ii) the number of Warrant Shares equal to the quotient obtained by dividing (A) the product of the Total Number and the existing Exercise Price by (B) the current market value of a share of Common Stock. Current market value shall have the meaning set forth in Section (c) below, except that for purposes hereof, the date of exercise, as used in such Section (c), shall mean the Exchange Date.

         (b) RESERVATION OF SHARES. The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrants.

         (c) FRACTIONAL SHARES. No fractional shares or script representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

                  (1) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq National Market, the current market value shall be the last reported sale price of the Common Stock on such exchange or market on the last business day prior to the date of exercise of this Warrant or if no such sale is make on such day, the average closing bid and asked prices for such day on such exchange or market; or

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

                  (2) If the Common Stock is not so listed or admitted to unlisted trading privileges, but is traded on the Nasdaq SmallCap Market, the current market value shall be the average of the closing bid and asked prices for such day on such market and if the Common Stock is not so traded, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. on the last business day prior to the date of the exercise of the Warrant; or

                  (3) If the Common Stock is not so listed or admitted to unlisted trading privileges, and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.

         (d) EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company at its principal office or at the office of its stock transfer agent, if any, with the Assignment Form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other warrants which carry the same rights upon presentation hereof at the principal office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

         (e) RIGHTS OF THE HOLDER. The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein.

         (f) ANTI-DILUTION PROVISIONS. Subject to the provisions of Section (a) hereof the Exercise Price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events as follows:

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                  (1) In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the Exercise Price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (2) Whenever the Exercise Price payable upon exercise of each Warrant is adjusted pursuant to Subsection (f)(1) above, the number of Warrant Shares purchasable upon exercise of this Warrant shall simultaneously be adjusted by multiplying the number of Warrant Shares initially issuable upon exercise of this Warrant by the Exercise Price in effect on the date hereof and dividing the product so obtained by the Exercise Price, as adjusted.

                  (3) No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least five cents ($0.05) in such price; provided, however, that any adjustments which by reason of this Subsection (3) are not required to be made shall be carried forward and taken into account in any subsequent adjustment required to be made hereunder. All calculations under this Section (f) shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be. Anything in this Section (f) to the contrary notwithstanding, the Company shall be entitled, but shall not be required, to make such changes in the Exercise Price, in addition to those required by this Section (f), as it shall determine, in its sole discretion, to be advisable in order that any dividend or distribution in shares of Common Stock, or any subdivision, reclassification or combination of Common Stock, hereafter made by the Company shall not result in any Federal Income tax liability to the holders of Common Stock or securities convertible into Common Stock (including Warrants).

                  (4) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of this Warrant, Warrants theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Warrants initially issuable pursuant to this Agreement.

         (g) OFFICER'S CERTIFICATE. Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate

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

shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant executed and delivered pursuant to Section (a) and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.

         (h) NOTICES TO WARRANT HOLDERS. So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distributions upon the Common Stock or (ii) if the Company shall offer to the holders of Common Stock for subscription or purchase by them any share of any class or any other rights or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.

         (i) RECLASSIFICATION, REORGANIZATION OR MERGER. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section (i) shall similarly apply to successive reclassifications, capital reorganizations and changes or shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole or in part, for a security of the Company other than Common Stock, any such issue shall be

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

treated as an issue of Common Stock covered by the provisions of Subsection (1) of Section (f) hereof.

         (j)      REGISTRATION UNDER THE SECURITIES ACT OF 1933.

                  (1) If the Company shall at any time during the period commencing on the date that the Company is first subject to the reporting requirements of Section 13 or Section 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and ending on the fifth anniversary of such date undertake to file a registration statement under the Securities Act of 1933 (the "`Act") covering the securities of the Company, the Company shall advise the Holder of this Warrant or of the Warrant Shares or any then holder of Warrants or Warrants Shares (such persons being collectively referred to herein as "holders") by written notice at lease four weeks prior to the filing and will, upon the request of any such holder, include in any such registration statement such information as may be required to permit a public offering of the Warrant Shares. The Company shall supply prospectuses and other documents as the holders may request in order to facilitate the public sale or other disposition of the Warrant Shares, qualify the Warrant Shares for sale in such states as any holder reasonably designates and do any and all acts and things which may be necessary or desirable to enable such Holders to consummate the public sale or other disposition of the Warrant Shares, and furnish indemnification in the manner as set forth in Subsection (3)(C) of this Section (j). Such holders shall furnish information and indemnification as set forth in Subsection (3)(C) of this Section (j), except that the maximum amount which may be recovered from each holder shall be limited to the amount of proceeds received by such holder from the sale of the Warrant Shares.

         The obligation of the Company under this Subsection (1) shall not apply to Warrant Shares which are eligible for resale pursuant to the provisions of Rule 144(k) under the Act.

                  (2) If holders of a Majority of the Warrant Shares (as defined in Subsection (4) of this Section (j) below) shall give notice to the Company at any time during the period commencing six months after the date that the Company is first subject to the reporting requirements of Section 13 or Section 15 of the Exchange Act (or such earlier commencement date as the managing underwriter of the Company's initial public offering, if applicable, shall consent to) and ending on the filth anniversary of such date to the effect that such holder contemplates (i) the transfer of all or any part of his or its Warrant Shares, or (ii) the exercise and/or conversion of all or any part of his or its Warrants and the transfer of all or any part of the Warrant Shares under such circumstances that a public offering (within the meaning of the Act) of Warrant Shares will be involved, and desires to register under the Act the Warrants and/or the Warrant Shares, then the Company shall, within 20 days after receipt of such notice, file a registration statement pursuant to the Act, to the end that the Warrant Shares may be sold under the Act as promptly as practicable thereafter and the Company will use its best efforts to cause such registration to become effective and continue to be effective (current) (including the taking of such steps as are necessary to obtain the removal of any stop order) until the holder has advised that all of the Warrant Shares have been sold; provided that such holder shall furnish the Company with appropriate information

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

(relating to the intentions of such holders) in connection therewith as the Company shall (reasonably request in writing. The holder may, at its option, request the registration of the Warrant Shares in a registration statement made by the Company as contemplated by Subsection (1) of this Section (j) or in connection with a request made pursuant to Subsection (2) of this Section (j) prior to the acquisition of the Warrant Shares upon exercise of the Warrants and even though the holder has not given notice of exercise of the Warrants. The holder may thereafter at its option, exercise the Warrants at any time or from time to time subsequent to the effectiveness under the Act of the registration statement in which the Warrants Shares were included.

         The obligation of the Company under this Subsection (2) is limited to one registration and shall not apply to Warrant Shares, which are eligible for resale pursuant to the provisions of Rule 144(k) under the Act.

                  (3) The following provision of this Section (j) shall also be applicable:

                           (A) Within ten days after receiving any such notice pursuant to Subsection (2) of this Section (j), the Company shall give notice to the other holders of Warrants and Warrant Shares, advising that the Company is proceeding with a registration statement and offering to include therein Warrant Shares of such other holders provided that they shall furnish the Company with such appropriate information (relating to the intentions of such holders) in connection therewith as the Company shall reasonably request in writing. Following the effective date of registration, the Company shall upon the request of any owner of Warrants and/or Warrant Shares forthwith supply such a number of prospectuses meeting the requirements of the Act, as shall be requested by such owner to permit such holder to make a public offering of all Warrant Shares from time to time offered or sold to such holder, provided that such holder shall from time to time furnish the Company with such appropriate information (relating to the intentions of such holder) in connection therewith as the Company shall request in writing. The Company shall also use its best efforts to quality the Warrant Shares for sale in such states as such states as such majority holder shall designate.

                           (B) The Company shall bear the entire cost and expense of any registration of securities initiated by it under Subsection (1) of this Section (j) notwithstanding Warrant Shares subject to this Warrant may be included in any such registration. The Company shall also comply with one request for registration made by holders of a Majority of the Warrant Shares pursuant to Subsection (2) of this Section (j) at its own expense and without charge to any holder of any Warrants and/or Warrant Shares; and the Company shall comply with one additional request made pursuant to Subsection (2) of this
         Section (j) (and not deemed to be pursuant to Subsection (1) of this Section (j)) at the sole expense of such holders. Any holder whose Warrants and/or Warrant Shares are included in any such registration statement pursuant to this Section (j) shall, however, bear the fees of his own counsel, transfer taxes or underwriting discounts or commissions applicable to the Warrant Shares sold by him pursuant thereto.

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

                           (C) The Company shall indemnify and hold harmless each such holder and each underwriter, within the meaning of the Act, who may purchase from or sell for any such holder any Warrants and/or Warrants Shares from and against any and all losses, claims, damages and liabilities caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereto or any registration statement wider the Act or any prospectus included therein required to be filed or furnished by reason of this Section (j) or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged omission based upon information furnished or required to be furnished in writing to the Company by such holder or underwriter expressly for use therein, which indemnification shall include each person, if any, who controls any such underwriter within the meaning of Section 15 of the Act or
         Section 20(a) of the Exchange Act, provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, and preliminary prospectus, said final prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished by such holder or any other, specifically for use in the preparation thereof.

                           (D) Neither the giving of any notice by any holder nor the making of any request for prospectuses shall impose any upon such holder or owner making such request any obligation to sell any Warrant Shares, or exercise any Warrants.

                           (E) The Company shall not permit any securities other than the Warrant Shares to be included in any registration statement filed pursuant to Section (j) (2) hereof.

                           (F) The Company shall, as soon as practicable after the effective date of the registration statement, and in any event within 15 months thereafter, "make generally available to its security holders" (within the meaning of Rule 158 under the Act) an earnings statement (which need not be audited) complying with Section 11(a) of the Act and covering a period of at least 12 consecutive months beginning after the date of the registration statement.

                           (G) The Company shall deliver promptly to each holder participating in the offering and requesting the correspondence and memoranda described below and the managing underwriter, if any, copies of all correspondence between the Securities and Exchange Commission (the "Commission") and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each holder and underwriter to do such investigation, upon reasonable advance notice,
         with  respect  to   information

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

         contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities, laws or rules of the NASD. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times and as often as any such holder shall reasonably request.

                           (H) The Company shall enter into an underwriting agreement with the managing underwriter selected for such underwriting by holders holding a Majority of the Warrant Shares requested to be included in such underwriting. Such agreement shall be satisfactory in form and substance to the Company, each holder and such managing underwriter, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by underwriters for offerings solely by selling security holders. The holders shall be parties to any underwriting agreement relating to an underwritten sale of their Warrant Shares.

                  (4) For purposes of this Agreement, the term "Majority" in reference to the holders of Warrant Shares shall mean in excess if fifty percent (50%) of outstanding Warrant Shares, assuming the exercise of all Warrants, that
(i) are not held by the Company, an affiliate, officer, creditor, employee or agent thereof or any of their respective affiliates, members of their family, persons acting as nominees or in conjunction therewith and (ii) have not been resold to the public pursuant to a registration statement filed with the Commission under the Act.

         (k)      MISCELLANEOUS.

                  (1) This Warrant and the Warrant Shares issuable upon exercise of this Warrant (and the securities issuable, directly or indirectly, upon conversion of the Shares, if any) may not be transferred or assigned in whole or in part without compliance with applicable federal and state securities laws by the transferor and the transferee.

                  (2) All notices and other communications from the Company to the Holder, or vice versa, shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company or the Holder, as the case may be, in writing by the Company or such holder from time to time.

                  (3) This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.

                  (4) In the event of any dispute between the parties concerning the terms and provisions of this Warrant, the party prevailing in such dispute shall be entitled to collect from the other party all costs incurred in such dispute, including reasonable attorney's fees.

                  (5) This Warrant shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to its principles regarding conflicts of law.






                           FUSION TELECOMMUNICATIONS

                           INTERNATIONAL, INC.



                           By:
                               -----------------------------------------
                               Marvin S. Rosen, Chief Executive Officer

Dated as of [DATE]

Attest:


------------------------------------------
Philip D. Turits, Treasurer and Secretary

                                  PURCHASE FORM

                                                        Dated
                                                              ------------------

         The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing shares of Common Stock and hereby makes payment of in payment of the actual exercise price thereof.


                     INSTRUCTIONS FOR REGISTRATION OF STOCK

Name
     ---------------------------------------
(Please typewrite or print in block letters)

Address
        ------------------------------------

Signature
          ----------------------------------


                                 ASSIGNMENT FORM

FOR VALUE RECEIVED, _______________________ hereby sells, assigns and transfers unto

Name
     ---------------------------------------
(Please typewrite or print in block letters)

Address
        ------------------------------------

the right to purchase Common Stock represented by this Warrant to the extent of ________________ shares as to which such right is exercisable and does hereby irrevocably constitute and appoint _________________________ Attorney, to transfer the same on the books of the Company with full power of substitution in the premises.


Date
     -------------------------------

Signature
          -------------------------------------------